NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.
Original Issue Date: March 1, 2019    $_____________

ORIGINAL ISSUE DISCOUNT
UNSECURED SUBORDINATED CONVERTIBLE NOTE
DUE SEPTEMBER 1, 2020
THIS ORIGINAL ISSUE DISCOUNT SUBORDINATED CONVERTIBLE NOTE is one of a series of duly authorized and validly issued Original Issue Discount Subordinated Convertible Notes (the “Note”) by Inuvo, Inc., a Nevada corporation (the “Company”) (this note, the “Note” and, collectively with the other notes of such series, the “Notes”).
FOR VALUE RECEIVED, the Company promises to pay to ___________, or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $_______ on the date that is the 18th month anniversary of the Original Issue Date, or September 1, 2020 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof. This Note is subject to the following additional provisions:
Section 1.Definitions. For the purposes hereof, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:
“Affiliates” means, with regard to any person, (a) any person, directly or indirectly, controlled by, under common control of, or controlling such person (b) any person, directly or indirectly, in which such person holds, of record or beneficially, five percent or more of the equity or voting securities, (c) any person that holds, of record or beneficially, 10% percent or more of the equity or voting securities or such person, (d) any person that, through contract, relationship or otherwise, exerts a substantial influence on the management of such person's affairs, (e) any person that, through contract, relationship or otherwise, is influenced substantially in the management of their affairs by such person, or (f) any director, officer, partner or individual holding a similar position in respect of such person.
“Alternate Consideration” shall have the meaning set forth in Section 5(e).
“Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof, (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 30 days after commencement, (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 30 calendar days after such appointment, (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.
“Base Conversion Price” shall have the meaning set forth in Section 5(b).
“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).
“Bloomberg” shall have the meaning contained in the definition of Black Scholes Value.
“Buy-In” shall have the meaning set forth in Section 4(c)(v).
“Change of Control Transaction” means the occurrence after the date hereof of any of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion, exercise or exchange of the Notes or the Securities issued together with the Notes), (b) the Company merges into or consolidates with any other Person, or any Person merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the Company or the successor entity of such transaction, (c) the Company sells or transfers all or substantially all of its assets to another Person and the stockholders of the Company immediately prior to such transaction own less than 50% of the aggregate voting power of the acquiring entity immediately after the transaction, (d) the replacement at one time or within a three year period of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the date hereof), or (e) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth in clauses (a) through (d) above. Notwithstanding any provision to the contrary the Merger, as defined below, shall not be deemed to constitute a Change of Control Transaction.
“Common Stock” means the common stock of the Company, par value $0.001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.
“Conversion” shall have the meaning ascribed to such term in Section 4.
“Conversion Date” shall have the meaning set forth in Section 4(a).
“Conversion Price” shall have the meaning set forth in Section 4(b).
“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.
“CPT Note” means the 10% Senior Unsecured Convertible Promissory Note in the principal amount of $1,000,000 dated November 1, 2018 from the Company to CPT Investments, LLC.
“Default Conversion Price” shall have the meaning set forth in Section 4(b).
“Default Interest Rate” shall have the meaning set forth in Section 2(a).
“Deferral Period” shall have the meaning set forth in Section 8(c).
“Deferral Notice” shall have the meaning set forth in Section 8(c).
“Dilutive Issuance” shall have the meaning set forth in Section 5(b).
“Dilutive Issuance Notice” shall have the meaning set forth in Section 5(b).
“DWAC” means the Deposit or Withdrawal at Custodian system at The Depository Trust Company.
“Event of Default” shall have the meaning set forth in Section 7(a).
“Exempt Issuance” shall have the meaning set forth in the Purchase Agreement.
“Floor Price” shall mean $0.44 per share, except as set forth in Section 5(b).
“Fundamental Transaction” shall have the meaning set forth in Section 5(e).
“Indebtedness” shall have the meaning set forth in the Purchase Agreement.
“Liens” shall have the meaning set forth in the Purchase Agreement.

“Maturity Date” shall have the meaning set forth in the preamble.
“Merger” shall have the meaning set forth in Section 4(b).
“New York Courts” shall have the meaning set forth in Section 9(e).
“Note Register” shall have the meaning set forth in Section 3(c).
“Notice of Conversion” shall have the meaning set forth in Section 4(a).
“Option Value” means the value of a Common Stock Equivalent based on the Black Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Common Stock Equivalent, if the issuance of such Common Stock Equivalent is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Common Stock Equivalent if the issuance of such Common Stock Equivalent is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Common Stock Equivalent as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable Common Stock Equivalent if the issuance of such Common Stock Equivalent is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Common Stock Equivalent if the issuance of such Common Stock Equivalent is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest VWAP of the Common Stock during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Common Stock Equivalent and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Common Stock Equivalent is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Common Stock Equivalent if the issuance of such Common Stock Equivalent is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor.
“Original Issue Date” means the date of the first issuance of the Notes, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Notes.
“Payment” shall have the meaning set forth in Section 2(b).
“Permitted Indebtedness” means (a) the indebtedness evidenced by the Notes, (b) capital lease obligations and purchase money indebtedness incurred in connection with the acquisition of machinery and equipment in the ordinary course of business not to exceed $500,000 in principal in the aggregate, and (c) any trade accounts payable incurred in the ordinary course of business or indebtedness set forth on Schedule 3.1(aa) to the Purchase Agreement.
“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes,

assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with GAAP, (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien, (c) Liens incurred in connection with Permitted Indebtedness under clauses (a) and (b) thereunder, and Liens set forth on Schedule 3.1(aa) to the Purchase Agreement.
“Purchase Agreement” means the Securities Purchase Agreement, dated as of March 1, 2019 by and between the Company and the Holder, as modified or supplemented from time to time in accordance with its terms.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Senior Indebtedness” means the principal of and unpaid interest on all secured indebtedness of the Company validly incurred before or after the date of this Note in accordance with its terms (including, but not limited to obligations under the Company’s Amended and Restated Business Financing Agreement dated October 11, 2018 by and between the Company, certain of its wholly-owned subsidiaries and Western Alliance Bank or any lender that pays off the Western Alliance Bank loan).
“Senior Payment Default” shall have the meaning set forth in Section 8(c).
“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).
“Specified Covenant Default” shall have the meaning set forth in Section 8(c).
“Successor Entity” shall have the meaning set forth in Section 5(e).
“Trading Day” means a day on which the principal Trading Market is open for trading.
“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, or any market of the OTC Markets, Inc. (or any successors to any of the foregoing).
“Transaction Documents” means the Purchase Agreement, this Note, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Variable Rate Transaction” means any Equity Line of Credit or similar agreement, nor issue nor agree to issue any Common Stock, floating or Variable Priced Equity Linked Instruments nor any of the foregoing or equity with price reset rights (subject to adjustment for stock splits, distributions, dividends, recapitalizations and the like) (collectively, the “Variable Rate Transaction”). For purposes of this Note, “Equity Line of Credit” shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula, and “Variable Priced Equity Linked Instruments” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions). For purposes of determining the total consideration for a convertible instrument (including a right to purchase equity of the Company) issued, subject to an original issue or similar discount or which principal amount is directly or indirectly increased after issuance, the consideration will be deemed to be the actual cash amount received by the Company in consideration of the original issuance of such convertible instrument. For the avoidance of doubt, a Variable Rate Transaction shall exclude Exempt Issuances.
“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b)  if OTCQB or OTCQX is not a Trading Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on the OTCQB or OTCQX and if prices for the Common Stock are then reported by the OTC Pink marketplace published by OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.
Section 2.    Interest; Payment.

(a)    Interest. Interest shall accrue to the Holder on the aggregate unconverted and then outstanding principal amount of this Note at the rate of 0% per annum, calculated on the basis of a 360-day year and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal (or conversion to the extent applicable), together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made. During the existence of an Event of Default, interest shall accrue at the lesser of (i) the rate of 15% per annum, or (ii) the maximum amount permitted by law (the lesser of clause (i) or (ii), the “Default Interest Rate”).
(b)    Payment. The Company shall pay the outstanding principal and accrued interest, if any, in full on the Maturity Date (the “Payment”) subject to acceleration in accordance with the terms of this Note and the Purchase Agreement. If the Maturity Date is not a Trading Day, then the Payment shall be due on the next succeeding Trading Day.
(c)    Payment in Cash. The Payment shall be made in cash, unless paid in Common Stock under Section 2(e), Section 2(f) or Section 4.
(d)    Prepayment. The Notes may be prepaid at any time following the Original Issue Date at an amount equal to the outstanding principal balance of the Notes and accrued and unpaid interest during the time following the Original Issue Date until the date of prepayment. In order to prepay the Notes, the Company shall provide 20 Trading Days prior written notice to the Holders, during which time the Holder may convert the Notes in whole or in part at the Conversion Price.
(e)    Effect of the Merger. Upon the closing of the Merger, the Holder shall either (i) convert the entire principal amount of this Note, plus all accrued and unpaid interest thereon, if any, into Conversion Shares at the Conversion Price then in effect and receive the same consideration as the Company’s other stockholders are receiving in connection with the Merger; (ii) receive a payment in cash equal to up to 100% the outstanding principal amount of this Note, plus all accrued and unpaid interest thereon, if any, upon the Company effecting the Merger with the remaining balance of the Note converted in accordance with (i) above. Prior to the closing of the Merger the Company shall give at least 2 Trading Days’ notice but no more than 10 Trading Days’ notice of the closing date to each Purchaser to permit each Purchaser to decide which option to exercise and to specify the amount to be repaid under item (ii) above if electing a cash payment less than 100%. The Purchaser shall have 2 Trading Days to exercise its option. In the event the Purchaser fails to exercise the option, the Note shall automatically convert the entire principal amount of this Note, plus all accrued and unpaid interest thereon, into Conversion Shares at the Conversion Price then in effect and receive the same consideration as the Company’s other stockholders are receiving in connection with the Merger.
(f)    Effect of a Dilutive Issuance Below Floor Price. In the event of a Dilutive Issuance below the Floor Price: (i) the Company may prepay this Note concurrently the Closing of any such Dilutive Issuance; or (ii) if the Company does not prepay the Note as set forth in (i) above, the Base Conversion Price shall change as set forth in Section 5(b) hereof.
Section 3.    Registration of Transfers and Exchanges.

(a)    Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.
(b)    Investor Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.
(c)    Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.
Section 4.    Conversion.
(a)    The Notes shall be convertible, in whole or in part, at any time, and from time to time, into Conversion Shares at the option of the Holder. The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire principal amount of this Note, plus all accrued and unpaid interest thereon, has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note in an amount equal to the applicable conversion. The Holder and the Company shall maintain records showing the principal amount(s) converted in each conversion, the date of each conversion, and the Conversion Price in effect at the time of each conversion. The Company may deliver an objection to any Notice of Conversion within one Trading Day of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note may be less than the amount stated on the face hereof.
(b)    Conversion Price. The Conversion Price in effect on any Conversion Date means, as of any Conversion Date or other date of determination, $1.08 per share (subject to adjustment as provided herein); provided, however, that if an Event of Default has occurred, regardless of whether such Event of Default has been cured or remains ongoing, the Note shall be convertible at the greater of (i) a 15% discount from the average VWAP for the 10 Trading Days immediately prior to the Event of Default, or (ii) the Floor Price (the “Default Conversion Price”). The Company is currently in the process of negotiating a merger with ConversionPoint Technologies Inc. where the Company and ConversionPoint Technologies Inc. will both become subsidiaries of ConversionPoint Holdings, Inc. (the “Merger”). If the Merger is not completed or a change of control does not occur within six months of the Closing Date, each Purchaser shall have the right to immediately convert any portion of the Note at the greater of (a) a 20% discount from the average VWAP for the 10 Trading Days prior to giving notice of conversion, or (b) the Floor Price. Should the Merger fail to close and the CPT Note is converted into equity of the Company the Purchaser shall be permitted to immediately convert any portion of the Note at the Floor Price. All prices are subject to adjustment for stock dividends, stock splits, combinations and other similar events.
(c)    Mechanics of Conversion or Prepayment.
(i)    Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the outstanding principal amount of this Note to be converted by (y) the Conversion Price in effect at the time of such conversion.
(ii)    Delivery of Certificate Upon Conversion. Not later than two Trading Days after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder any certificate or certificates required to be delivered by the Company under this Section 4(c) which, on or after the six month anniversary of the Original Issue Date, shall be free of restrictive legends and trading restrictions (other than those which may then be required by the Purchase Agreement and subject to the Holder complying with Rule 144 promulgated under the Securities Act) and such shares shall be delivered electronically through the Depository Trust Company or another established clearing corporation performing similar functions.
(iii)    Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Common Stock certificates issued to such Holder pursuant to the rescinded Conversion Notice.
(iv)    Obligation Absolute; Partial Liquidated Damages. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof, are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the outstanding principal amount hereof and accrued interest and other sums due, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion or prepayment of all or part of this Note shall have been sought and obtained, and the Company posts a surety bond for the benefit of the Holder in the amount of 150% of the outstanding principal amount of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the underlying dispute and the proceeds of which shall be payable to the Holder to the extent it obtains judgment. In the absence of such injunction, the Company shall issue Conversion Shares upon a properly noticed conversion. If the Company fails for any reason to deliver to the Holder such certificate or certificates pursuant to Section 4(c)(ii) by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of principal amount being converted, $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after such Conversion Date) for each Trading Day after such Share Delivery Date until such certificates are delivered or Holder rescinds such conversion. In no event shall liquidated damages for any one conversion exceed $1,000 for the first 10 Trading Days. Nothing herein shall limit a Holder’s right to pursue actual damages or declare an Event of Default pursuant to Section 7 hereof for the Company’s failure to deliver Conversion Shares within the period specified herein, and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.
(v)    Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.
(vi)    Reservation of Conversion Shares. The Company covenants that it will reserve and keep available out of its authorized and unissued shares of Common Stock for the purpose of issuances upon conversion of the Notes (and other purposes further detailed in the Purchase Agreement), free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holders, in an amount not less than the amount of shares designated in Section 4.9 of the Purchase Agreement. The Company covenants that all Conversion Shares that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.
(vii)    Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.
(viii)    Transfer Taxes and Expenses. The issuance of certificates for Conversion Shares upon conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that, the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.
(ix)    Holder’s Conversion Limitations. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any Persons acting as a group together with the Holder or any of the Holder’s Affiliates) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any portion of the Notes) beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. To the extent that the limitation contained in this Section 4(d) applies, the determination of whether this Note is convertible (in relation to other securities owned by the Holder together with any Affiliates) and of which principal amount of this Note is convertible shall be in the sole discretion of the Holder, and the submission of a Notice of Conversion shall be deemed to be the Holder’s determination of whether this Note may be converted (in relation to other securities owned by the Holder together with any Affiliates) and which principal amount of this Note is convertible, in each case subject to the Beneficial Ownership Limitation. To ensure compliance with this restriction, the Holder will be deemed to represent to the Company each time it delivers a Notice of Conversion that such Notice of Conversion has not violated the restrictions set forth in this paragraph and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (i) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (ii) a more recent public announcement by the Company, or (iii) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of shares of Common Stock outstanding. Upon the written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Note held by the Holder. The Holder, upon not less than 61 days’ prior notice to the Company, may increase the Beneficial Ownership Limitation provisions of this Section 4(d) solely with respect to the Holder’s Note, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Note held by the Holder and the provisions of this Section 4(d) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The Holder may also decrease the Beneficial Ownership Limitation provisions of this Section 4(d) solely with respect to the Holder’s Note at any time, which decrease shall be effectively immediately upon delivery of notice to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this Section 4(d) shall apply to a successor Holder of this Note.

Section 5.    Certain Adjustments.
(a)    Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock Equivalents, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
(b)    Subsequent Equity Sales. If, at any time, for so long as the Note or any amounts accrued and payable thereunder remain outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the Conversion Price then in effect (such lower price, the “Base Conversion Price” and each such issuance or announcement a “Dilutive Issuance”), then, subject to the Company’s right to prepay the Note as set forth in Section 2(f) hereof, the Conversion Price shall be immediately reduced to equal the Base Conversion Price. The Base Conversion Price shall not be lower than $0.23 per share. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding anything to the contrary herein, the Company may not issue, upon conversion of this Note, a number of shares of Common Stock which, when aggregated with any shares of Common Stock issued on or after the Original Issue Date and prior to such Conversion Date in connection with the conversion of any Note issued pursuant to the Purchase Agreement would exceed 6,459,334 shares of Common Stock (subject to adjustment for forward and reverse stock splits, recapitalizations and the like) (such number of shares, the “Issuable Maximum”). Each Holder shall be entitled to a portion of the Issuable Maximum equal to the quotient obtained by dividing (x) the original principal amount of the Holder’s Note by (y) the aggregate original principal amount of all Notes issued on the Original Issue Date to all Holders.
If the price per share for which shares of Common Stock are sold, or may be issuable pursuant to any such Common Stock Equivalent, is less than the Conversion Price then in effect, or if, after any such issuance of Common Stock Equivalents, the price per share for which shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the Conversion Price in effect at the time of such amendment or adjustment, then the Conversion Price shall be adjusted upon each such issuance or amendment as provided in this Section 5(b). In case any Common Stock Equivalent is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Common Stock Equivalents will be deemed to have been issued for the Option Value of such Common Stock Equivalents and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value. If any shares of Common Stock or Common Stock Equivalents are issued or sold or deemed to have been issued or sold for cash, the amount of such consideration received by the Company will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock or Common Stock Equivalents are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the VWAP of such public traded securities on the date of receipt. If any shares of Common Stock or Common Stock Equivalents are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock or Common Stock Equivalents, as the case may be.
If the Holder of Common Stock or Common Stock Equivalents outstanding on the Original Issue Date or issued after the Original Issuance Date shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price then in effect, such issuance shall be deemed to have occurred for less than the Conversion Price on such date and such issuance shall be deemed to be a Dilutive Issuance.
If the Company enters into a Variable Rate Transaction, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised under the terms of such Variable Rate Transaction.
The Company shall notify the Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock Equivalents subject to this Section 5(b), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 5(b), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Notice of Conversion.
The provisions of this Section 5(b) shall apply each time a Dilutive Issuance occurs after the Original Issue Date for so long as the Note or any amounts accrued and payable thereunder remain outstanding, but any adjustment of the Conversion Price pursuant to this Section 5(b) shall be downward only. Notwithstanding the foregoing, no adjustment will be made under this Section 5(b) in respect of an Exempt Issuance.
(c)    [intentionally omitted].
(d)    Pro Rata Distributions. During such time as this Note is outstanding, if the Company shall declare or make any dividend or other distribution of its assets or rights or warrants to acquire its assets, or subscribe for or purchase any security other than Common Stock, to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, to the extent that the Holder's right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation with respect to the Company or any other publicly-traded corporation subject to Section 13(d) of the Exchange Act, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any shares of Common Stock as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation with respect to the Company or any other publicly-traded corporation subject to Section 13(d) of the Exchange Act).
(e)    Fundamental Transaction. If, at any time while this Note is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation on the conversion of this Note), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a Holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction (without regard to any limitation on the conversion of this Note). For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction other than the Merger that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity not traded on a national securities exchange or trading market (with such exchange or market including, without limitation, the Nasdaq Global Select Trading Market, the Nasdaq Global Market, or the Nasdaq Capital Market, The New York Stock Exchange, Inc., the NYSE American, or the OTCQB), the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable concurrently with the consummation of the Fundamental Transaction, purchase this Note from the Holder by paying to the Holder the higher of (i) an amount of cash equal to the Black Scholes Value of the outstanding principal of this Note on the date of the consummation of such Fundamental Transaction, or (ii) an amount of cash equal to the product of (a) the number of Conversion Shares issuable upon full conversion of this Note (without regard to any limitation on conversion of this Note) and (b) the positive difference between the cash per share paid in such Fundamental Transaction minus the then in effect Conversion Price. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Note and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 5(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder of this Note, deliver to the Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note (without regard to any limitations on the conversion of this Note) prior to such Fundamental Transaction, and with a conversion price which applies the Conversion Price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein. Notwithstanding anything in this Section 5(e), the Merger or an Exempt Issuance (as defined in the Purchase Agreement) shall not be deemed a Fundamental Transaction.
(f)    Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of the Company) issued and outstanding.
(g)    Notice to the Holder.
(i)    Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.
(ii)    Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries (as determined in good faith by the Company), the Company or its successor shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. If the Company does not simultaneously file the required Form 8-K, the Holder shall be entitled penalties in accordance with Section 4.6 of the Purchase Agreement. The Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.
Section 6.    Negative Covenants. As long as any portion of this Note remains outstanding, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:
(a)    other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom. Further, in connection with the Senior Indebtedness the Company shall not borrow any money from any bank other than Western Alliance Bank and its Affiliates or any successor lender that replaces or pays off Western Alliance Bank (the “Western Bank Successor”);
(b)    other than Permitted Liens (including the Western Bank Successor), enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;
(c)    amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any material rights of the Holder, except any amendment to increase the Company’s authorized capital stock;
(d)    other than with respect to Permitted Indebtedness, repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock or Common Stock Equivalents other than as to the Conversion Shares as permitted or required under the Transaction Documents;
(e)    other than with respect to Permitted Indebtedness, repay, repurchase or offer to repay, repurchase or otherwise acquire any Indebtedness, other than the Notes and CPT Notes if on a pro-rata basis, other than regularly scheduled principal and interest payments as such terms are in effect as of the Original Issue Date, provided that such payments shall not be permitted if, at such time, or after giving effect to such payment, any Event of Default exist or occur;
(f)    pay cash dividends or distributions on any equity securities of the Company;
(g)    enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the SEC assuming that the Company is subject to the

Securities Act or the Exchange Act, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);
(h)    [intentionally omitted]; or
(i)    enter into any agreement with respect to any of the foregoing.
Section 7.    Events of Default.
(a)    An Event of Default means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):the Company defaults in the payment of any part of the principal of, or accrued and unpaid interest on, this Note;
(i)    the Company breaches or defaults in the performance of any covenant or warranty of the Company in this Note, and such breach continues for a period of 30 days after the Holder has given notice, in accordance with the notice provisions of this Note, to the Company specifying such breach or default and requiring it to be remedied;
(ii)    any Bankruptcy Proceeding occurs in respect of the Company or any of its subsidiaries;
(iii)    a court having jurisdiction in the premises enters a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;
(iv)    the Company commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, the Company consents to the entry of an order for relief in an involuntary case under any such law, the Company consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or for any substantial part of its property;
(v)     the Company makes any general assignment for the benefit of creditors, fails generally to pay its debts as they become due, or takes any corporate action in furtherance of any of the foregoing; or
(vi)     The Common Stock no longer trades on a national securities exchange operated by the New York Stock Exchange or the Nasdaq Stock Market.
In any Event of Default the Holder of this Note may at any time (unless all defaults theretofore or thereupon shall have been remedied) at its option, by written notice to the Company, declare this Note to be due and payable thus making this Note immediately become due and payable as at the date the Company receives such written notice from the Holder without presentment, demand, protest or other notice, all of which are hereby waived.
(b)    Remedies Upon Event of Default. Subject to the provisions of this Section 7, in case any one or more Events of Default shall occur, the Holder may proceed to protect and enforce the rights of such Holder by a suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any agreement contained in this Note, or for an injunction against a violation of any of the terms or provisions hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. In case of default under this Note, the Company will pay to the Holder such further amount as shall be sufficient to cover the reasonable cost and expense of enforcement, including, without limitation, reasonable attorneys’ fees. If the Holder shall give any notice or take any other action in respect of a claimed default, the Company shall forthwith give written notice thereof to all other holders of Notes at the time outstanding, describing the notice or action and the nature of the claimed default. No course of dealing and no delay on the part of any Holder of this Note in exercising any right shall operate as a waiver thereof or otherwise prejudice such Holder’s rights or the rights of the Note Holders. No remedy conferred by this Note upon the Holder shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.
(c)    Interest Rate Upon Event of Default. If the Company defaults in the payment of any amounts due under this Note, then without prejudice to any other remedy available to each Holder: (i) any unpaid principal and interest accrued on the Note shall become immediately due and payable to the Holder from the date of default; (ii) interest shall accrue on any unpaid amount at the Default Interest Rate from the date of default until the date on which it is paid to the Holder in full; and (iii) any interest charged at the Default Interest Rate must be paid by the Company to the Holder immediately on demand by the Holder.
(d)    Conversion Price Upon Event of Default. Commencing on the occurrence of any Event of Default and until such Event of Default is cured, this Note shall be convertible at the Default Conversion Price.
(e)    [intentionally omitted].
Section 8.    Subordination.
(a)    Note Subordinate to Senior Indebtedness.
(i)    The provisions of this Section 8 apply notwithstanding anything to the contrary contained in this Note (other than as set out in Section 8(b) immediately below). The Company covenants and agrees, and the Holder, by such Holder’s acceptance of this Note, covenants and agrees, that to the extent and in the manner set forth in this Section 8, the indebtedness represented by this Note and the payment of the principal of and interest on this Note are hereby expressly made subordinate and subject in right of the prior payment in full of all Senior Indebtedness. Provided however, the Notes shall not be subordinate to loans made by banks, financial institutions or after the Original Issue Date except loans made by Western Alliance Bank or its Affiliates or any lender that pays off Western Alliance Bank.

(ii)    As required by Section 8(a), the Company shall not incur certain indebtedness (including Senior Indebtedness) without the prior written consent of the Holders of Notes representing more than fifty percent (50%) of the aggregate principal amount of Notes then outstanding, and the provisions of this Section 8 shall be of no force or effect in the absence of any such prior written consent; provided, however, that this Note shall remain subject to this Section 8 in all respects.
(b)    Payment Over of Proceeds Upon Dissolution, Etc.
(i)    In the event of any Bankruptcy Proceeding, all Senior Indebtedness shall first be paid in full before the Holders are entitled to receive any direct or indirect payment or distribution of any cash, property or securities on account of the principal of or interest on this Note.
(ii)    The holders of Senior Indebtedness shall be entitled to receive directly, any payment or distribution of any kind or character, whether in cash, property or securities which may be payable or deliverable in respect of this Note in any such Bankruptcy Proceeding (to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any substantially concurrent payment or distribution to the holders of Senior Indebtedness).
(iii)    In the event that, notwithstanding the foregoing provisions of this Section 8, the Holders shall have received any payment from or distribution of assets of the Company in an Bankruptcy Proceeding or the estate created by the commencement of any such Bankruptcy Proceeding, of any kind or character in respect of this Note whether in cash, property or securities before all Senior Indebtedness is paid in full, then and in such event such payment or distribution shall be received and held in trust for and shall be paid over to the holders of Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any substantially concurrent payment or distribution to the holders of Senior Indebtedness, for application to the payment in full of such Senior Indebtedness.
(c)    Default on Senior Indebtedness.
(i)    If there exists a default in the payment when due (whether at maturity or upon acceleration or mandatory repayment, or on any principal installment payment date or interest payment date, or otherwise) of any Senior Indebtedness (a “Senior Payment Default”) and such default shall not have been cured or waived in writing by or on behalf of the requisite percentage of the holders of Senior Indebtedness, then any payment on account of principal of or interest on the Notes which the Holders would then be entitled to receive, but for the provisions of this Section 8.3(a), shall instead be paid over to the holders of Senior Indebtedness until all amounts of Senior Indebtedness then due and payable have been paid in full, prior to any direct or indirect payment by or on behalf of the Company to the Holder of any principal of or interest on the Notes.
(ii)    The Company may not, directly or indirectly, make, and the Holders may not ask, demand, take or receive from or on behalf of the Company, any payment on account of the principal of or interest on this Note during the period (a “Deferral Period”) from the date the Company and/or the Holder receive from a holder of Senior Indebtedness a notice (a “Deferral Notice”) of:

(A)the existence of a Senior Payment Default; or

(B)the existence of any event of default (other than a Senior Payment Default) under any agreement or instrument pursuant to which any Senior Indebtedness is issued, in each instance as now in effect or as hereafter from time to time modified or amended, without the necessity of any consent by or notice to the Holders (a “Specified Covenant Default”) until the earlier of (1) the date such Senior Payment Default or Specified Covenant Default is cured, waived in writing or otherwise ceases to exist and (2) the 180th day after receipt by the Company and/or by the Holder of this Note of such Deferral Notice; provided, however, that (3) only one Deferral Notice relating to the same Senior Payment Default or Specified Covenant Default may be given, (4) no subsequent Deferral Notice may be given with respect to any Senior Payment Default or Specified Covenant Default existing at the time an effective Deferral Notice is given and (5) if any such Deferral Notice has been given, no subsequent Deferral Notice with respect to any number of different Senior Payment Defaults or Specified Covenant Defaults shall be effective until the later of (x) the date such subsequent Deferral Notice is received by the Company and the Holders of Notes and (y) the 365th day after receipt of the then most recent prior effective Deferral Notice. So long as any Senior Indebtedness is outstanding, the Holder shall give the holders of Senior Indebtedness five Trading Days’ prior written notice of any proposed demand for payment or institution of proceedings with respect to this Note (which notice may be given during a Deferral Period provided that the proposed demand for payment is not to be made or the proposed proceedings are not to be instituted until the expiration of such Deferral Period).

(iii)    Upon termination of any Deferral Period the Company shall resume payments on account of the principal of and interest on this Note subject to the obligation of the Company and the Holder to pay over to the holders of Senior Indebtedness amounts otherwise payable on account of the principal of and interest on this Note pursuant to the provisions of, and in the circumstances specified in, this Section 8.
(iv)    During the first 120 days of any Deferral Period, payment on account of this Note may not be accelerated unless a voluntary Bankruptcy Proceeding shall be instituted by the Company or an involuntary Bankruptcy Proceeding shall be instituted against the Company and such proceeding remains undismissed for a period of 60 days. So long as any Senior Indebtedness is outstanding, the Holder shall give the holders of Senior Indebtedness five Trading Days’ prior written notice of any proposed acceleration with respect to this Note (which notice may be given during a Deferral Period provided that the proposed acceleration is not to be effective until the expiration of such Deferral Period).
(v)    In the event that, notwithstanding the foregoing provisions of this Section 8(c), any payment shall be made by or on behalf of the Company and received by the Holder at a time after the giving of a Deferral Notice and during a Deferral Period, then such payment shall be held in trust for the benefit of and shall be immediately paid over to the holders of Senior Indebtedness remaining unpaid, for application to the payment in full of all Senior Indebtedness in accordance with its terms (after giving effect to any prior or substantially concurrent payment to the holders of Senior Indebtedness).

(d)    Subrogation to Rights of holders of Senior Indebtedness. After all amounts payable under or in respect of Senior Indebtedness are paid in full, the Holders shall be subrogated to the extent of the payments or distributions made to the Holders of, or otherwise applied to payment of, such Senior Indebtedness pursuant to the provisions of this Section 8 (on a pro-rata basis based on the outstanding principal of all Notes) to the rights of the holders of Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders would be entitled except for the provisions of this Section 8, and no payments over pursuant to the provisions of this Section 8 to the holders of Senior Indebtedness by the Company or the Holders shall, as among the Company and its creditors (other than holders of Senior Indebtedness and the Holder), be deemed to be a payment or distribution by the Company to or on account of Senior Indebtedness it being understood that the provisions of this Section 8 are solely for the purpose of defining the relative rights of the holders of Senior Indebtedness on the one hand and the Holders on the other hand.
If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Section 8 shall have been applied, pursuant to the provisions of this Section 8, to the payment of all amounts payable under the Senior Indebtedness, then and in such case, the Holders shall be entitled to receive (on a pro-rata basis based on the outstanding principal of all Notes) from the holders of Senior Indebtedness any substantially contemporaneous payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay in full all obligations payable under or in respect of such Senior Indebtedness.

(e)    Rights of Holders Not to Be Impaired. Nothing contained in this Section 8 or elsewhere in this Note is intended to or shall:
(i)    impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or
(ii)    affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or
(iii)    prevent the Holders from exercising all remedies otherwise permitted by applicable law upon default subject to the rights, if any, under this Section 8 of the holders of Senior Indebtedness to receive payments or distributions otherwise payable or deliverable to, or received by, such Holder upon the exercise of any such remedy and subject to the restriction on acceleration set forth in Section 8(c),.
(f)    Effectuation of Subordination. If any Holders do not file a proper claim or proof of debt in the form required in any Bankruptcy Proceeding prior to 30 days before the expiration of the time to file such claims or proofs, then the holders of Senior Indebtedness, are hereby authorized, and shall have the right (without any duty), to file an appropriate claim for and on behalf of such Holders.

(g)    No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness, to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such Holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Note regardless of any knowledge thereof which any such Holder thereof may have or be otherwise charged with.
(h)    Without in any way limiting the generality of Section 8(g), the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Holders, without incurring responsibility to the Holders and without impairing or releasing the subordination and other benefits provided in this Section 8 or the obligations hereunder of the Holders to the holders of Senior Indebtedness, do any one or more of the following all without notice to the Holders and even if any right of reimbursement or subrogation or other right or remedy of the Holders is affected, impaired or extinguished thereby:
(i)    change the manner, place or terms of payment or change or extend the time of payment of, or renew, exchange, amend or alter, the terms of any Senior Indebtedness, any security therefor or guaranty thereof or any liability of the Company or any guarantor to such Holder, or any liability incurred directly or indirectly in respect thereof, or otherwise amend, renew, exchange, modify or supplement in any manner Senior Indebtedness or any instrument evidencing or guaranteeing or securing the same or any agreement under which Senior Indebtedness is outstanding;
(ii)    sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and any order any property pledged, mortgaged or otherwise securing Senior Indebtedness or any liability of the Company or any guarantor to such Holder, or any liability incurred directly or indirectly in respect thereof;
(iii)    settle or compromise any Senior Indebtedness or any other liability of the Company or any guarantor of the Senior Indebtedness to such Holder or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including, without limitation, Senior Indebtedness) in any manner or order; and
(iv)    fail to take or to record or otherwise perfect, for any reason or for no reason, any lien or security interest securing Senior Indebtedness by whomsoever granted, exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any guarantor or any other person, elect any remedy and otherwise deal freely with the Company and any security and any guarantor of the Senior Indebtedness or any liability of the Company or any guarantor to such Holder or any liability incurred directly or indirectly in respect thereof.
Section 9.    Miscellaneous.
(a)    CPT Note. This Note is issued on a parri pursu basis with the CPT Note.

(b)    No Rights as Stockholder Until Conversion. This Note does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the conversion hereof other than as explicitly set forth in Section 4.
(c)    Notices. All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted next Trading Day delivery, as follows:
If to the Company:        Inuvo, Inc.
500 President Clinton Boulevard
Suite 300
Little Rock, AR 72201
Attention: Wallace D. Ruiz, CFO

with a copy to:
(which shall not
Constitute notice)
Pearlman Law Group LLP
200 S. Andrews Avenue
Suite 901
Fort Lauderdale, FL 33301
Attention: Brian A. Pearlman, Esq.

If to the Holder:        _______________________
_______________________
_______________________
_______________________

or to such other address as any of them, by notice to the other may designate from time to time. Time shall be counted to, or from, as the case may be, the date of delivery.

(d)    Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest and late fees, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the Purchase Agreement.
(e)    Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

(f)    Exclusive Jurisdiction; Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, stockholders, employees or agents) shall only be commenced in the state and federal courts sitting in New York County, New York (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby.
(g)    Waiver. Any waiver by the Company or any Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holders to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.
(h)    Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.
(i)    Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach would be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.
(j)    Next Trading Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Trading Day, such payment shall be made on the next succeeding Trading Day.
(k)    Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.
(Signature Pages Follow)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

INUVO, INC.
By:__________________________________________ Name: Wallace D. Ruiz Title: Chief Financial Officer

ANNEX A
NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Subordinated Convertible Note due September 1, 2020 of Inuvo, Inc., a Nevada corporation (the “Company”), into shares of common stock (the “Common Stock”), of the Company according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.
By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Common Stock does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.
The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Common Stock.
Conversion calculations:
Date to Effect Conversion:

Principal Amount of Note to be Converted:

Payment of Interest in Common Stock __ yes __ no

If yes, $_________ of Interest Accrued on Account of Conversion at Issue.

Number of shares of Common Stock to be issued:

Signature:

Name:

DWAC Instructions:

Broker No:
Account No:

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